                                                                    EXHIBIT 99.1

                           [WOLVERINE TUBE, INC. LOGO]

                                  PRESS RELEASE


Contact: Allen E. Dillard
         Director, Corporate Communications
         (256) 580-3625

================================================================================

                WOLVERINE TUBE ANNOUNCES SECOND QUARTER RESULTS

HUNTSVILLE, ALABAMA, (JULY 30, 2003) - Wolverine Tube, Inc. (NYSE:WLV) today reports results for the second quarter and six months ended June 29, 2003. Net income for the second quarter of 2003 was $0.1 million, or $0.01 per diluted share, compared with net income of $3.5 million, or $0.28 per diluted share in the second quarter of 2002. Net sales for the second quarter of 2003 were $153.0 million compared with $152.5 million in the year-earlier period. Total pounds of product shipped were 85.7 million pounds, an increase of one percent over the prior year. Gross profit for the second quarter of 2003 decreased to $12.6 million from $19.2 million in the second quarter of 2002. Results for the first half of fiscal 2003 are outlined in the accompanying tables.

Commenting on the announcement, Dennis Horowitz, Chairman, President and Chief Executive Officer said, "The second quarter of 2003 was uniquely challenging for Wolverine. The issues we faced were not related to market share or global position. In fact, both continue to be strong and improving. In addition to the continued weak economic environment, other factors that had a negative impact on profitability included the impact caused by the sudden and sharp decrease in the U.S. dollar versus the Canadian dollar; the significant increase in natural gas prices, which in the second quarter are 75 percent higher per MMBTU in 2003 as compared to 2002; further deterioration in wholesale and rod and bar prices; and reduced demand caused by cooler-than-normal late spring and early summer weather. These factors overshadowed continued productivity improvements, product development, increased market penetration, and ongoing global expansion."

SECOND QUARTER RESULTS BY SEGMENT

Shipments of commercial products totaled 58.0 million pounds, a three percent decrease from last year's second quarter shipments of 59.8 million pounds. Net sales were $115.7 million, down three percent from last year's second quarter sales of $118.9 million. Gross profit was $12.1 million, down 30 percent from last year's second quarter gross profit of $17.3 million. The decrease in revenues reflects very weak demand in the industrial segment of the economy as well as the impact of cooler weather on HVAC applications. Gross profit was also negatively impacted by the Canadian dollar exchange rate and the increase in natural gas prices. These trends were at least partially offset by the addition of significant new customers for these products.

Shipments of wholesale products totaled 23.5 million pounds, a 17 percent increase over last year's second quarter shipments of 20.1 million pounds. Net sales were $28.5 million, up fourteen percent from last year's second quarter sales of $24.9 million. Gross profit was $0.4 million, down 71 percent from last year's second quarter. Wholesale products were affected by significant and sustained pricing pressures in this commodity market. This was mitigated somewhat by increased volumes from expanded U.S. market channels.

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                             Corporate Headquarters
                       200 Clinton Avenue West, Suite 1000
                              Huntsville, AL 35801


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                           [WOLVERINE TUBE, INC. LOGO]

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Shipments of rod, bar and other products totaled 4.2 million pounds, a 19 percent decrease from last year's second quarter shipments of 5.2 million pounds. Net sales were $8.8 million, essentially flat with the year-earlier period. Gross profit was $0.1 million, down from last year's $0.5 million due principally to the lower volumes and prices caused by the weak U. S. industrial environment offset by increases in the distribution business in the Netherlands.

OUTLOOK

Commenting on the outlook for the Company, Horowitz said, "We are prepared to deal with those factors that are unclear and that also face many sectors of industrialized America. These include changes in relative currency values that can benefit or disadvantage our results, fluctuating product demand driven by the macro economy in the U.S. as well as globally, inventory levels that will build or diminish depending upon the weather over the next several months, and finally, wholesale price levels. We have seen weakness and recovery in wholesale pricing in the past. The question is when will they recover for the current cycle."

Horowitz added, "Given the aforementioned variables and the impact they could have on our results, and as a matter of policy, based on discussions with our Board, we will not give any specific earnings guidance for the third quarter or the full year. This change is consistent with practices adopted by a number of companies, including some companies in our industry."

SECOND QUARTER CONFERENCE CALL

The Company will hold a conference call on July 30 at 9:30 a.m. Central Time (10:30 a.m. ET) to discuss the contents of this release. Dial in to the conference call line at (800) 311-9402 Access Code: Wolverine, ten minutes prior to the scheduled start time. A link to the broadcast can be found on the Company's website at www.wlv.com, in the Investor Relations section under "Conference Calls" link. If you are unable to participate at this time, a replay will be available through August 6, 2003, on this website or by calling (800) 858-5309 (access code 40179, pass code 40179). Should you have any problems accessing the call or the replay, please contact the Company at (256) 890-0460.

The tables following the text of this press release provide financial details that are included in this press release and that will be discussed on the conference call. This includes a reconciliation of net cash provided (used) by operating activities to free cash flow, net income to earnings before interest, taxes, depreciation and amortization (EBITDA) and [manufacturing costs to proforma cost of sales]. This press release, including these financial details, is now available on the Wolverine website at www.wlv.com in the Investor Relations section under the heading Press Releases.



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                           [WOLVERINE TUBE, INC. LOGO]

                                     Page 3


ABOUT WOLVERINE TUBE, INC.

Wolverine Tube, Inc. is a world-class quality partner, providing its customers with copper and copper alloy tube, fabricated products, metal joining products as well as copper and copper alloy rod, bar and other products. Internet addresses: www.wlv.com and www.silvaloy.com.

Forward-looking statements in this press release are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements use such words as "may", "will", "expect", "believe", "plan", "anticipate" and other similar terminologies. This press release contains forward-looking statements regarding factors affecting the Company's expectations of future sales, earnings and cash flows. Such statements are based on current expectations, estimates and projections about the industry and markets in which the Company operates, as well as management's beliefs and assumptions and information currently available. These forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The Company undertakes no obligation to publicly release any revision of any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. With respect to expectations of future sales, earnings and cash flows, factors that could affect actual results include, without limitation, the timing and magnitude of recovery from the current economic downturn, unseasonable weather conditions, the persistence of low levels of U.S. commercial construction activity, the effect of currency fluctuations, competitive products and pricing, ongoing market effects of the war on terrorism, including the conflict in Iraq, global and local economic and political environments, environmental contingencies, regulatory pressures, labor costs, raw material costs; technology, fuel and energy costs, the mix of geographic and product revenues and any inability to achieve or delays in achieving anticipated results from our cost reduction initiatives, product and process development activities, productivity initiatives, global expansion activities, market share penetration efforts and working capital management programs. A discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, can be found in the Company's Annual Report on Form 10-K for the most recently ended fiscal year and reports filed from time to time with the Securities and Exchange Commission.


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


WLV Reports Second Quarter Results
Page 4
July 30, 2003


                       WOLVERINE TUBE, INC. FINANCIAL DATA
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)




                                             Three-month period ended           Six-month period ended
In thousands, except per share data        6/29/2003         6/30/2002        6/29/2003         6/30/2002
                                           ---------         ---------        ---------         ---------
Pounds shipped                                85,727            85,113          166,765           161,110
                                           =========         =========        =========         =========
Net sales                                  $ 152,978         $ 152,547        $ 296,475         $ 290,090
Cost of goods sold                           140,373           133,335          269,248           256,555
                                           ---------         ---------        ---------         ---------

Gross profit                                  12,605            19,212           27,227            33,535
Selling, general and
administrative expenses                        7,565             8,250           15,707            16,154
                                           ---------         ---------        ---------         ---------

Income from operations                         5,040            10,962           11,520            17,381
Interest expense, net                          5,292             5,571           10,470             9,301
Amortization and other, net                      492               524            1,034               602
                                           ---------         ---------        ---------         ---------

Income (loss) before income taxes               (744)            4,867               16             7,478
Income tax provision (benefits)                 (843)            1,381             (721)            2,304
                                           ---------         ---------        ---------         ---------
Net income                                 $      99         $   3,486        $     737         $   5,174
                                           =========         =========        =========         =========

Net income per common share - basic        $    0.01         $    0.28        $    0.06         $    0.42
Net income per common share - diluted      $    0.01         $    0.28        $    0.06         $    0.41
                                           ---------         ---------        ---------         ---------
Basic shares                                  12,277            12,251           12,270            12,200
Diluted shares                                12,489            12,369           12,426            12,328
                                           ---------         ---------        ---------         ---------

                        SEGMENT INFORMATION (UNAUDITED)

In thousands                                  Three-month period ended           Six-month period ended
                                            6/29/2003         6/30/2002        6/29/2003         6/30/2002
                                            ---------         ---------        ---------         ---------
Pounds:
Commercial                                    58,017            59,791          114,254           111,524
Wholesale                                     23,502            20,131           43,482            38,617
Rod, bar, and other                            4,208             5,191            9,029            10,969
                                            --------          --------         --------          --------

Total pounds                                  85,727            85,113          166,765           161,110
                                            ========          ========         ========          ========

Net sales:
Commercial                                  $115,681          $118,868         $226,001          $225,221
Wholesale                                     28,468            24,883           52,405            46,887
Rod, bar, and other                            8,829             8,796           18,069            17,982
                                            --------          --------         --------          --------

Total net sales                             $152,978          $152,547         $296,475          $290,090
                                            ========          ========         ========          ========

Gross Profit:
Commercial                                  $ 12,097          $ 17,317         $ 25,875          $ 29,491
Wholesale                                        398             1,355              462             2,945
Rod, bar, and other                              110               540              890             1,099
                                            --------          --------         --------          --------
Total gross profit                          $ 12,605          $ 19,212         $ 27,227          $ 33,535
                                            ========          ========         ========          ========


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

WLV Reports Second Quarter Results
Page 5
July 30, 2003


                              WOLVERINE TUBE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)


In thousands                                        6/29/2003         12/31/2002
                                                    ----------        ----------
Assets
Cash and cash equivalents                           $   32,305        $   53,920
Accounts receivable                                     88,599            65,212
Inventory                                               93,003            85,485
Other current assets                                    17,583            14,402
Property, plant and equipment, net                     208,342           208,999
Other assets                                           127,194           122,702
                                                    ----------        ----------
Total assets                                        $  567,026        $  550,720
                                                    ==========        ==========

Liabilities and Stockholders' Equity
Accounts payables and other accrued expenses        $   49,014        $   49,583
Short-term borrowings                                    1,783             1,217
Deferred income taxes                                    9,518            11,902
Pension Liabilities                                     17,541            14,540
Long-term debt                                         257,325           255,712
Other liabilities                                       17,683            17,131
                                                    ----------        ----------
Total liabilities                                      352,864           350,085
                                                    ----------        ----------

Stockholders' equity                                   214,162           200,635
                                                    ----------        ----------

Total liabilities and stockholders' equity          $  567,026        $  550,720
                                                    ==========        ==========

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

WLV Reports Second Quarter Results
Page 6
July 30, 2003
                              WOLVERINE TUBE, INC.

           RECONCILIATION OF NET CASH PROVIDED BY (USED IN) OPERATING
                  ACTIVITIES TO FREE CASH FLOW (1) (UNAUDITED)


                                                             THREE-MONTH PERIOD ENDED                SIX-MONTH PERIOD ENDED
In thousands                                                06/29/03           06/30/02           06/29/03           06/30/02
                                                           ----------         ----------         ----------         ----------
Net income                                                 $       99         $    3,486         $      737         $    5,174
Depreciation and amortization                                   4,757              4,572              9,374              8,725
Changes in operating assets and liabilities                    (6,625)            14,506            (30,866)            (2,574)
Other                                                          (1,004)               146               (883)               204
                                                           ----------         ----------         ----------         ----------
Net cash provided by (used in) operating activities            (2,773)            22,710            (21,638)            11,529
Additions to property, plant and equipment                     (1,782)            (1,332)            (2,654)            (3,280)
                                                           ----------         ----------         ----------         ----------
Free cash flow                                             $   (4,555)        $   21,378         $  (24,292)        $    8,249
                                                           ==========         ==========         ==========         ==========


           RECONCILIATION OF NET INCOME TO EARNINGS BEFORE INTEREST,
              TAXES, DEPRECIATION AND AMORTIZATION (2) (UNAUDITED)

                                                           THREE-MONTH PERIOD ENDED             SIX-MONTH PERIOD ENDED
In thousands                                             6/29/2003          6/30/2002         6/29/2003          6/30/2002
                                                         ----------         ----------        ----------         ----------
Net income                                               $       99         $    3,486        $      737         $    5,174
Interest expense, net                                         5,292              5,571            10,470              9,301
Income tax provision (benefit)                                 (843)             1,381              (721)             2,304
Depreciation and amortization                                 4,757              4,572             9,374              8,725
                                                         ----------         ----------        ----------         ----------
Earnings before interest, taxes, depreciation and
  amortization                                           $    9,305         $   15,010        $   19,860         $   25,504
                                                         ==========         ==========        ==========         ==========

(1) This statement reconciles cash used by operations to free cash flow, which is a non-GAAP financial measure. Management believes free cash flow is a meaningful measure of financial performance and liquidity.

(2) This statement reconciles net income to earnings before interest, taxes, depreciation and amortization (EBITDA), which is a non-GAAP financial measure. Management believes EBITDA is a meaningful measure of financial performance and the Company's ability to service debt.


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